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                                                                       Exhibit 5

                          [LETTERHEAD OF SONNENSCHEIN]


                                                     March 28, 2000

Insight Communications Company, Inc.
810 Seventh Avenue
New York, New York 10019

         Re: Registration Statement on Form S-8 Under the Securities Act of 1933

Ladies and Gentlemen:

         In our capacity as counsel to Insight Communications Company, Inc., a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with a Registration Statement on Form S-8 being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering 5,000,000 shares of Class A common stock, par value $.01 per share, of the Company (the "Option Shares") issuable upon future exercises of certain options heretofore issued, or which may be issued subsequent hereto (collectively, the "Options"), pursuant to the Company's 1999 Stock Option Plan (the "Plan").

         In that connection, we have examined the Restated Certificate of Incorporation and the By-Laws of the Company, the Plan, the instruments evidencing the Options, the Registration Statement, corporate proceedings of the Company relating to the issuance of each of, respectively, the Options and the Option Shares and such other instruments and documents as we have deemed relevant under the circumstances.

         In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company with respect to the Options and the Option Shares to date.

         Based upon and subject to the foregoing, we are of the opinion the Option Shares have been duly and validly authorized and, when issued and paid for in accordance with the terms of the Options, will be duly and validly issued, fully paid and non-assessable.

         We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement. We do not, by giving such consent, admit that we are within the category of persons whose consent is required under
Section 7 of the Act.

                          Very truly yours,

                          SONNENSCHEIN NATH & ROSENTHAL

                          By: /s/ Ira I. Roxland
                              ------------------
                              A Member of the Firm